UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 24, 2008

Kendle International Inc.
(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, OH 45202
(Address of principal executive offices)

(513) 381-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

          On March 24, 2008, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Kendle International Inc. (the “Company”) completed its annual performance and compensation review of the Company's Named Executive Officers, who are set forth below in the table.  Pursuant to the Committee's review, the Committee approved the following actions:
Named Executive Officer	Bonus for 2007 Performance
Candace Kendle	$36,000
Christopher C. Bergen	$24,500
Simon Higginbotham	$13,000
Karl Brenkert III	$14,000

The bonus awards set forth in the table above are in addition to mid-year bonus awards that were approved by the Committee in October 2007 and paid to the Named Executive Officers.  The mid-year bonus for the Named Executive Officers was part of a Board-approved,  mid-year bonus that was generally available to all of the Company’s employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: March 28, 2008	By:	/s/ Karl Brenkert III
Karl Brenkert III
Sr. Vice President, Chief Financial Officer
and Secretary